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                                                                      EXHIBIT 10

                    SUPPLEMENTAL RETIREMENT INCOME AGREEMENT


         THIS AGREEMENT is made this 20th day of July, 2001 by and between Yellow Corporation, a Delaware Corporation (the "Company"), and "Executive".

                                  WITNESSETH:
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         WHEREAS, the Company desires to employ the Executive in a senior level position; and WHEREAS, in order to properly compensate Executive and provide for his retirement, the Company desires that Executive should receive, these retirement benefits;

         NOW, THEREFORE, the Company agrees to provide Executive with supplemental monthly benefits in a manner and subject to the terms and conditions set forth below.

1. The Company agrees to provide a supplemental monthly benefit to Executive and after Executive's death, to Executive's beneficiary who is entitled to survivor benefits under the Plan, based upon a benefit calculation using the following assumptions;

         a) "Credited" Service", shall be assumed to be two (2) years for each year of service from the date of the Executive's employment or twenty (20) years, whichever is greater, with the twenty-year option applying only in the event that Executive retires on or after his/her normal retirement date
                  (65). For example, after five years of employment the Executive's Credited Service shall equal 10 years. At age 65, Executive's credited service shall equal 20 years.

         b) If the Executive is employed by Yellow for less than five (5) years, "Average Final Compensation" shall be calculated as the average "base wage" as so defined in Section 2.1 (h) (2) of the Plan for actual number of years of employment, with partial years annualized;

         c) Any vested accrued benefit which the Executive is paid under the Pension Plan, shall reduce any supplement retirement benefits payable under this Agreement; and

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         d)       The defined terms under this Agreement shall have the meanings provided in the Yellow Freight Office, Clerical, Sales and Supervisory Personnel Pension Plan as restated as of January
                  1, 1989, as amended all as in existence as of the Effective Date of this Agreement (collectively the "Pension Plan") unless another meaning is expressly provided in this Agreement or unless the Executive and Yellow agree in writing to apply any subsequent amendments, revisions, interpretations or restatements of the Pension Plan.

2.       Vesting
         Notwithstanding the vesting provisions of Section 4 (e), the Executive shall become 100% vested in the supplemental retirement benefits provided under this Agreement upon his date of employment.

3. In the event of Executive's death before retirement, under circumstances which would entitle his surviving spouse to benefits under the Plan, the Company shall pay a supplemental monthly benefit to his surviving spouse equal to the difference between:

         a) The monthly benefit as calculated under this Agreement as a joint and 50% benefit, and

         b) The monthly benefit actually paid by the Plan to Executive's spouse.

4.       Taxability of Benefit
         The Executive and Company understand and agree that for federal tax purposes, all supplemental retirement benefits paid under this agreement to the Executive or his spouse shall be treated as ordinary income under the applicable provisions of the Internal Revenue Code of 1986, as amended, and are subject to any taxes required to be withheld by federal, state or local law; provided that the Executive shall have the right to determine the timing of any withholding within the parameters permitted under the Code and under any Regulations or proposed Regulations under Code Section 3121 (v) or any successor thereto.

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5.       This Agreement may be canceled or amended only with the express written consent of both the Company and Executive.

6. The Company shall have the responsibility and authority to interpret the provisions of this Agreement.

7. This Agreement shall be construed pursuant to the laws of the State of Kansas.

8. This Agreement shall be binding on the parties hereto, their heirs, representatives, successors, beneficiaries, and assigns.

9. This Agreement is not and shall not be construed to be a contract for employment or continued employment.

IN WITNESS WHEREOF, this Agreement is entered into on the date and year first above written.




ATTEST:                                 YELLOW CORPORATION


                                        BY: /s/
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                                        /s/ WILLIAM D. ZOLLARS
                                        ----------------------------------------
                                        William D. Zollars, President and CEO

/s/                                     /s/ DONALD G. BARGER
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Signature of Witness                    Executive

/s/
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Printed Name of Witness